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                                                                    EXHIBIT 23.5



                                    CONSENT



The undersigned, Thomas A. Beaver, has agreed to become a director of Simple Technology, Inc. (the "Company") upon the effectiveness of the Company's Registration Statement on Form S-1, File No. 333-32478, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the Company's initial public offering. The undersigned hereby consents to being named as a director designee in the Registration Statement.



/s/ Thomas A. Beaver
------------------------
Thomas A. Beaver



Dated: June 30, 2000